HanesBrands
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080

news release
FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386

Analysts and Investors, contact:	T.C. Robillard, (336) 519-2115

HANESBRANDS TO HIGHLIGHT DIVERSIFIED GLOBAL BUSINESS MODEL AND PATH TO CONSISTENT GROWTH, INCREASED FREE CASH FLOW AND SHAREHOLDER VALUE CREATION AT INVESTOR DAY MEETING

•	Company Reaffirms 2nd-Quarter and all Full-Year 2018 Guidance

•	Athletic Apparel/Footwear Veteran Jon Ram to Join Global Activewear Business

•	Live Audio and Presentation Slide Webcast of Investor Day Available

WINSTON-SALEM, N.C. (May 15, 2018) - HanesBrands (NYSE: HBI), a leading global marketer of everyday essential basic apparel under world-class brands, today will highlight its diversified global business model that has the company poised to generate consistent growth and as much free cash flow in the next five years as the previous 11 years combined.

In the four years since the company’s last investor day, the company has transformed itself from a U.S.-centric business supported by a global supply chain into a worldwide basic apparel leader with commercial operations in the Americas, Europe, Asia and Australia that more fully leverage its global supply chain.

At the investor day meeting at company headquarters beginning at 8:15 a.m. today, company executives will outline five-year base-case scenarios expected to:

•	generate consistent organic sales growth,

•	expand margins and increase earnings per share,

•	generate cumulative operating cash flow of approximately $4.3 billion and cumulative free cash flow approaching $4 billion, and

•	create shareholder value through a balanced capital allocation strategy of dividends, share repurchases and acquisitions.

“We have expanded our brand portfolio, diversified our business internationally and across channels, and increased the leverage of our powerful global supply chain to deliver more consistent organic growth and higher cash-flow generation,” said Hanes Chief Executive Officer Gerald W. Evans Jr. “We have a lot of momentum and are re-energizing our Sell More Spend Less Generate Cash strategy to unleash our full potential for shareholder value.”

Immediate priorities for the company include continuing to drive double-digit global revenue growth for Champion and the online/consumer-direct channel; returning the U.S. Innerwear business to growth; capturing the remaining synergies and ending integration charges for prior acquisitions; and reducing the company’s net debt-to-EBITDA ratio.

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“Over the next few years, we expect to see meaningful EPS growth from our disciplined capital allocation strategy and modest operating margin expansion,” said Hanes Chief Financial Officer Barry A. Hytinen. “We are well positioned with strong brands, a proven business model, a commitment to deleverage, strong cash generation, and a balanced capital allocation strategy.”

Guidance Reaffirmed

Hanes has reaffirmed its second-quarter 2018 and full-year 2018 guidance issued May 1, 2018.

The company continues to expect full-year 2018 net sales of $6.72 billion to $6.82 billion, GAAP operating profit of $870 million to $905 million, adjusted operating profit excluding actions of $950 million to $985 million, GAAP EPS of $1.54 to $1.62, adjusted EPS excluding actions of $1.72 to $1.80, and net cash from operations of $675 million to $750 million.

Second-quarter net sales are expected to be in the range of $1.7 billion to $1.725 billion. GAAP operating profit is expected to be $215 million to $225 million, and adjusted operating profit excluding actions is expected to be $240 million to $250 million. GAAP EPS is expected to be $0.38 to $0.40, and adjusted EPS excluding actions is expected to be $0.44 to $0.46.

See section below titled Note on Non-GAAP Terms and Definitions and Table 1 for reconciliation of non-GAAP guidance to GAAP guidance.

Jon Ram Joins HanesBrands to Lead Global Activewear Business

Jonathan Ram, 50, will join Hanes to lead its global activewear businesses, including Champion, as group president, global activewear, effective May 21.

Ram joins Hanes from New Balance Athletics, Inc., where he served as executive vice president North America and previously served as a managing director overseeing New Balance’s Europe, Middle East, Africa and Mexico businesses.

Ram has more than 25 years of wholesale and retail experience in the athleticwear, sports footwear and sports licensing industries. He will report to Hanes CEO Gerald Evans.

“We are delighted to attract a top talent such as Jon with extensive experience and success in business development, marketing, merchandising and product management in the athleticwear and footwear industry,” Evans said. “Our activewear businesses have significant momentum in the Americas, Europe and Asia and we are eager for Jon to join our team to help us achieve the enormous additional potential of these businesses as we continue to increase our scale, geography and channels of distribution. He will be an excellent addition to our successful activewear team.”

Ram joined New Balance in 2002. Prior to that, he held positions with Roots Ltd., National Basketball Association Entertainment Inc., Richmont Apparel Corporation, National Hockey League Players’ Association and Major League Baseball Properties, Inc.

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Ram succeeds John T. Marsh, who has decided to take a professional three-year sabbatical to serve a prestigious overseas volunteer mission for his church.

“We will miss John and his strong leadership skills,” Evans said. “John had a very successful career at Hanes and was instrumental in building our global activewear growth platform. We all wish him and his family the best on his mission.”

Investor Day Webcast

Hanes will host an Investor Day informational meeting for registered participants and stock analysts at its Winston-Salem headquarters beginning at 8:15 a.m. Tuesday, May 15.

A live Internet broadcast of the meeting, including audio and slides, is expected to end by noon and may be accessed at www.Hanes.com/investors.

The company will review its global business strategies, key initiatives, and long-term financial goals. Several members of management and international leaders of the company’s global innerwear and activewear businesses will speak.

An archived replay of the meeting webcast and copies of the presentation slides will be available in the investors section of the Hanes corporate website.

Note on Non-GAAP Terms and Definitions

To supplement financial guidance prepared in accordance with generally accepted accounting principles, the company provides financial guidance concerning certain non-GAAP financial measures, including adjusted EPS and adjusted operating profit.

Adjusted EPS is defined as diluted EPS from continuing operations excluding actions and the tax effect on actions. Adjusted operating profit is defined as operating profit excluding actions.

Charges for actions included in guidance primarily represent acquisition-related and integration costs related to Hanes Europe Innerwear, Hanes Australasia, Champion Europe, Alternative Apparel and Bras N Things. Acquisition and integration costs include legal fees, consulting fees, bank fees, severance costs, certain purchase accounting items, facility closures, inventory write-offs, information technology integration costs and similar charges. While these costs are not operational in nature and are not expected to continue for any singular transaction on an ongoing basis, similar types of costs, expenses and charges have occurred in prior periods and may recur in the future depending upon acquisition activity.

HanesBrands has chosen to present these non-GAAP measures to investors to enable additional analyses of future operating performance and as a supplemental means of evaluating operations absent the effect of acquisitions and other actions. (See Table 1 at the end of this news release for a reconciliation of GAAP outlook to adjusted outlook.) Hanes believes these non-GAAP measures provide management and investors with valuable supplemental information for analyzing the operating performance of the company’s ongoing business without giving effect to costs associated with the execution and integration of any of the aforementioned actions taken.

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Free cash flow is not a generally accepted accounting principle measure. Free cash flow is defined as net cash from operating activities less capital expenditures. Free cash flow may not be representative of the amount of residual cash flow that is available to the company for discretionary expenditures since it may not include deductions for mandatory debt-service requirements and other nondiscretionary expenditures. The company believes, however, that free cash flow is a useful measure of the cash-generating ability of the business relative to capital expenditures and financial performance.

HanesBrands is unable to reconcile projections for free cash flow beyond 2018 without unreasonable efforts, because the company cannot predict, with a reasonable degree of certainty, the type and extent of certain items that would be expected to impact these figures in 2019 and beyond, such as revenue, operating profit, tax rates, and acquisition and integration or other action related charges.

Non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP or other pro forma measures used by other companies.

Cautionary Statement Concerning Forward-Looking Statements
Statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding our long-term goals and trends associated with our business, as well as guidance as to future performance. Examples of such statements include the statements included in this press release with respect to multiyear performance objectives. These and other forward-looking statements are made only as of the date of this press release and are based on our current intent, beliefs, plans and. They involve expectations, risks and uncertainties that could cause actual future results, performance or developments to differ materially from those described in or implied by such forward-looking statements. These risks and uncertainties include such things as: the highly competitive and evolving nature of the industry in which we compete; the rapidly changing retail environment; any inadequacy, interruption, integration failure or security failure with respect to our information technology; the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; our ability to properly manage strategic projects; significant fluctuations in foreign exchange rates; our ability to attract and retain a senior management team with the core competencies needed to support our growth in global markets; legal, regulatory, political and economic risks related to our international operations; our ability to successfully integrate acquired businesses; our reliance on a relatively small number of customers for a significant portion of our sales; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and HanesBrands undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

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HanesBrands

HanesBrands, based in Winston-Salem, N.C., is a socially responsible leading marketer of everyday basic innerwear and activewear apparel in the Americas, Europe, Australia and Asia-Pacific. The company sells its products under some of the world’s strongest apparel brands, including Hanes, Champion, Maidenform, DIM, Bali, Playtex, Bonds, JMS/Just My Size, Nur Die/Nur Der, L’eggs, Lovable, Wonderbra, Berlei, Alternative, Bras N Things, and Gear for Sports. The company, which has approximately 68,000 employees in more than 45 countries, sells T-shirts, bras, panties, shapewear, underwear, socks, hosiery, and activewear produced in the company’s low-cost global supply chain. A Fortune 500 company and member of the S&P 500 stock index, Hanes is listed on the New York Stock Exchange under the ticker symbol HBI. . Connect with HanesBrands at www.Hanes.com/corporate or via social media (Twitter: @hanesbrands, and Facebook: www.facebook.com/hanesbrandsinc). Learn about the company’s award-winning corporate social responsibility initiatives at www.HanesForGood.com.

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TABLE 1
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of GAAP Outlook to Adjusted Outlook
(in thousands, except per-share amounts)
(Unaudited)

	Quarter Ended	Year Ended
	June 30, 2018	December 29, 2018
Operating profit outlook, as calculated under GAAP	$215,000 to $225,000	$870,000 to $905,000
Acquisition, integration and other action-related charges	$25,000	$80,000
Operating profit outlook, as adjusted	$240,000 to $250,000	$950,000 to $985,000

Diluted earnings per share from continuing operations, as calculated under GAAP	$0.38 to $0.40	$1.54 to $1.62
Acquisition, integration and other action-related charges	$0.06	$0.18
Diluted earnings per share from continuing operations, as adjusted	$0.44 to $0.46	$1.72 to $1.80